UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2017

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WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 300 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 - Entry into Material Definitive Agreement.

On August 2, 2017, Westmoreland Partners, a Virginia general partnership (“Seller”), an indirect wholly-owned subsidiary of Westmoreland Coal Company, a Delaware corporation (“Westmoreland”), entered into a Purchase and Sale Agreement (the “Sale Agreement”) to sell the assets of its Roanoke Valley Power Facility in Halifax County, North Carolina (“ROVA”), to ROVA Venture, LLC, a Delaware limited liability company (“Buyer”). Pursuant to the terms of the Sale Agreement, Buyer will purchase all of the real, personal and intangible property that comprise the ROVA facility (the “Property”) from Seller. In exchange for the Property, Buyer will pay Westmoreland an amount in cash equal to $5.0 million as of the closing date. The closing under the Sale Agreement is expected to occur in the third quarter of 2017, subject to customary closing conditions and Buyer’s successful inspection of ROVA in its sole discretion. The Sale Agreement contains customary representations and warranties, indemnities, and events of default. Seller will retain certain future reclamation liabilities of approximately $2.7 million pursuant to off-site ash storage and disposal agreements associated with ROVA. Independent of the sale of ROVA, Seller remains obligated through March 2019 under its Substitute Energy Purchase Agreement with Virginia Electric and Power Company, dated December 21, 2016, for the supply of contracted energy and capacity requirements, which agreement allows for Seller to fulfill its obligations without owning or operating ROVA.
The foregoing description of the Sale Agreement is qualified in its entirety by reference to the Sale Agreement, which will be filed with the Commission as required.

Item 2.02. Results of Operations and Financial Condition.
On August 3, 2017, Westmoreland issued a press release announcing its financial results for the quarter ended June 30, 2017. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
On August 3, 2017, beginning at 10:00 a.m. Eastern Time, Westmoreland will host a conference call with investors to discuss Westmoreland's financial and operating results for the quarter ended June 30, 2017. The conference call will be made available to the public via dial-in and webcast. In connection with the conference call, Westmoreland published an investor presentation that included the slides furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein. The slides contained in Exhibit 99.2 are also posted on the Westmoreland's website at www.westmoreland.com.
The information in this Item 2.02 of the Current Report on Form 8-K and the exhibits attached hereto are being furnished and shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure.
On August 3, 2017, Westmoreland published a press release related to the sale of the assets of ROVA, as more specifically described above in Item 1.01, a copy of which is furnished as Exhibit 99.3 to this Current Report on Form 8-K. The press release contained in Exhibit 99.3 is also posted on Westmoreland's website at www.westmoreland.com.
The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.3) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Westmoreland Coal Company Earnings Release dated August 3, 2017
99.2	Westmoreland Coal Company Investor Presentation dated August 3, 2017
99.3	Westmoreland Coal Company Press Release dated August 3, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: August 3, 2017	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton Chief Legal Officer, Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Westmoreland Coal Company Earnings Release dated August 3, 2017
99.2	Westmoreland Coal Company Investor Presentation dated August 3, 2017
99.3	Westmoreland Coal Company Press Release dated August 3, 2017